Exhibit 99

PPG Industries, Inc.
One PPG Place
Pittsburgh, Pennsylvania 15272 USA
www.ppg.com

Contact:
News	Jeremy Neuhart
PPG Corporate Communications
412-434-3046
neuhart@ppg.com

Investors:
Vince Morales
PPG Investor Relations
412-434-3740
vmorales@ppg.com

PPG provides first quarter earnings guidance

Company to report nonrecurring charges; forecasts adjusted EPS between $1.75 and $1.80

PITTSBURGH, April 5, 2012 – PPG Industries (NYSE:PPG) today announced that it will report nonrecurring charges in the first quarter 2012 related to business restructuring, environmental remediation and acquisition-related expenses. As a result, the company expects first quarter 2012 earnings per diluted share in the range of 2 to 7 cents. Adjusted earnings per diluted share for the quarter, excluding the nonrecurring charges, are expected to be between $1.75 and $1.80. This compares with reported earnings per diluted share of $1.40 in the first quarter 2011. There were no nonrecurring charges in the first quarter 2011.

“Our expected first quarter operating results provide further evidence of the continuing strength and consistent earnings growth potential of our business portfolio,” said Charles E. Bunch, PPG chairman and CEO. “During the quarter, we saw the overall pace of business activity improve compared with the fourth quarter 2011. This trend was aided by modest customer restocking and normal seasonal factors, and lower natural gas costs in the United States are also contributing to our results.

“In general, business conditions during the quarter were strong in North America and solid in Asia and other emerging regions,” Bunch said. “PPG benefited from year-over-year growth in several end-use markets, including aerospace, optical, automotive OEM (original equipment manufacturer) and industrial. Also, our architectural coatings business in the United States benefited from early signs of a construction recovery and mild winter weather, but overall industry demand remained well below historical levels. Lastly, demand in Europe was muted, and we expect economic recovery to occur slowly in that region.”

For the first quarter, PPG will report an after-tax charge of approximately $164 million, or $1.06 per diluted share, related to business restructuring actions, the majority of which will occur in Europe. The pretax restructuring charge of $208 million includes cash costs of approximately $160 million and about $48 million related to the write-off of certain assets and other non-cash items. Of the approximate $160 million of cash costs, about 80 percent will be spent in 2012, with the remainder to be spent in 2013.

Bunch said the restructuring actions will impact about 2,000 employees, primarily in PPG’s global architectural coatings businesses, and in other PPG businesses and administrative functions in Europe, where some actions will be implemented following consultation with the applicable works councils. “These cost-reduction actions, while always difficult decisions, are needed to ensure that our cost structure is appropriate for business conditions and that all of our operations remain competitive globally,” he said.

When completed, PPG expects that these restructuring actions should result in annualized, pretax savings of about $140 million, with 2012 partial-year savings of between $40 million and $50 million.

Also, first quarter 2012 results will include a charge for estimated environmental remediation costs of about $160 million pretax, resulting in an after-tax charge of approximately $100 million, or 64 cents per diluted share. The charge primarily relates to continued environmental remediation activities at PPG’s former Jersey City, N.J., manufacturing plant and associated sites, which are detailed on page 9 of the company’s 2011 Form 10-K.

“Based on information developed in connection with the pending submission of a final remediation work plan to the New Jersey Department of Environmental Protection, we are now able to refine our estimate of the remediation costs,” Bunch said. “PPG has consistently stated that there were possible environmental remediation costs of $100 million to $200 million related to these sites in excess of the amounts previously reserved.”

As a result of the increase in the environmental reserve, the company anticipates total environmental remediation cash spending over the next several years, including spending at the New Jersey sites, to be about $100 million annually. Environmental remediation cash spending was approximately $60 million for the company in 2011.

Additionally, PPG will report a first quarter after-tax charge of $4 million, or 3 cents per diluted share, for the flow through to cost of sales of the step-up to fair value of the inventory purchased in the acquisitions of Dyrup and Colpisa. PPG finalized these acquisitions in January 2012.

PPG will issue its final first quarter 2012 earnings news release April 19, with additional, in-depth commentary and financial data.

PPG: BRINGING INNOVATION TO THE SURFACE.(TM)

PPG Industries’ vision is to continue to be the world’s leading coatings and specialty products company. Through leadership in innovation, sustainability and color, PPG helps customers in industrial, transportation, consumer products, and construction markets and aftermarkets to enhance more surfaces in more ways than does any other company. Founded in 1883, PPG has global headquarters in Pittsburgh and operates in more than 60 countries around the world. Sales in 2011 were $14.9 billion. PPG shares are traded on the New York Stock Exchange (symbol:PPG). For more information, visit www.ppg.com.

Forward-Looking Statements

Statements in this news release relating to matters that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 reflecting the company’s current view with respect to future events or objectives and financial or operational performance or results. These matters involve risks and uncertainties as discussed in PPG Industries’ periodic reports on Form 10-K and Form 10-Q, and its current reports on Form 8-K, filed with the Securities and Exchange Commission (SEC). Accordingly, many factors could cause actual results to differ materially from the company’s forward-looking statements.

Among these factors are global economic conditions, increasing price and product competition by foreign and domestic competitors, fluctuations in cost and availability of raw materials, the ability to maintain favorable supplier relationships and arrangements, the realization of anticipated cost savings from restructuring initiatives, difficulties in integrating acquired businesses and achieving expected synergies therefrom, the ability to penetrate existing, developing or emerging foreign and domestic markets, economic and political conditions in international markets, foreign exchange rates and fluctuations in such rates, fluctuations in tax rates, the impact of future legislation, the impact of environmental regulations, unexpected business disruptions and the unpredictability of possible future litigation, including litigation that could result if the asbestos settlement discussed in PPG’s filings with the SEC does not become effective. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, results of operations or liquidity.

Forward-looking statements speak only as of the date of their initial issuance, and PPG does not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

Regulation G Reconciliation

PPG Industries believes investors’ understanding of the company’s operating performance is enhanced by the disclosure of earnings per diluted share adjusted for nonrecurring charges. PPG’s management considers this information useful in providing insight into the company’s ongoing operating performance because it excludes the impact of items that cannot reasonably be expected to recur on a quarterly basis. Earnings per diluted share adjusted for these items is not a recognized financial measure determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered a substitute for earnings per diluted share or other financial measures as computed in accordance with U.S. GAAP. In addition, adjusted earnings per diluted share may not be comparable to similarly titled measures as reported by other companies. The following is a reconciliation of projected and adjusted earnings per diluted share for the first quarter of 2012:

Regulation G Reconciliation

Range of earnings per diluted share

Projected, First Quarter 2012

Earnings per diluted share	$0.02	$0.07

Business restructuring charge	1.06	1.06
Environmental remediation charge	0.64	0.64
Acquisition-related charge	0.03	0.03

Adjusted earnings per diluted share	$1.75	$1.80

–120405EarningsGuidance–

Bringing innovation to the surface is a trademark of PPG Industries Ohio, Inc.